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                                                                    EXHIBIT 3.2

                           THIRD AMENDED AND RESTATED

                     BY-LAWS OF DADE BEHRING HOLDINGS, INC.

                             A Delaware Corporation

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L 100, Dover, Delaware, County of Kent. The name of the Corporation's registered agent at such address shall be The Prentice Hall Corporation System Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors in accordance with applicable law.

                  SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Place and Time of Meetings. An annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware, as shall be designated from time to time by the Board of Directors in accordance with applicable law.

                  SECTION 2. Special Meetings. Special meetings of stockholders may be called at any time and place by the Secretary or any other officer of the Corporation pursuant to a resolution approved by the Board of Directors, whenever directed by the Board of Directors or by the Chief Executive Officer of the Corporation pursuant to a resolution approved by the Board of Directors, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver thereof.

                  SECTION 3. Place of Meetings. Any place, within or without the State of Delaware, may be designated as the place of meeting for any duly called annual meeting or special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the Board of Directors may add any or all of the business thereof to the agenda of business to be transacted at any special meeting of the stockholders.

                  SECTION 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in

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the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting at such time and in such manner as shall be designated from time to time by the Board of Directors in accordance with applicable law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Third Amended and Restated Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

                  SECTION 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Third Amended and Restated Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  SECTION 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Third Amended and Restated Certificate of Incorporation of the Corporation or any amendments thereto or these By-Laws, every

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stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

                  SECTION 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. All proxies filed at or before a meeting of stockholders shall be submitted to and examined by the secretary of the meeting or a person designated by the secretary of the meeting, and no shares may be represented or voted under a proxy that has been found by such secretary or person to be invalid or irregular.

                  SECTION 11. (A) Meeting Procedures. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Article II, Section 4 of these By-Laws, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be received by the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of the first annual meeting of stockholders held after 2002, the first anniversary of the 2002 annual meeting of stockholders shall be deemed to be May 28, 2003. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being

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named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for the additional directorships at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.


                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Article II, Section 2 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth

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day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.


                  (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Third Amended and Restated Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine (a) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this By-Law) and (b) if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


         (3) For purposes of this By-Law, no adjournment or notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this
        Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

         (4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock of the Corporation to elect directors pursuant to any applicable provisions of the Third Amended and Restated Certificate of

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        Incorporation of the Corporation.


                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Third Amended and Restated Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Third Amended and Restated Certificate of Incorporation and these By-Laws.

                  SECTION 2.   Number, Election and Term of Office. Subject to
Section 8 of this Article III, the number of directors shall be established from time to time by resolution of the Board, but at no time shall the number of directors be less than three. The directors shall be divided into three classes in the manner set forth in the Third Amended and Restated Certificate of Incorporation, each class to be elected for the term set forth therein. There shall be an elected position entitled Chairman of the Board of Directors. The directors shall (except as hereinafter provided for the filing of vacancies and newly created directorships) be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

                  SECTION 3. Removal and Resignation. Subject to Section 8 of this Article III, any director or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors voting together as a single class, in accordance with the Third Amended and Restated Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation.

                  SECTION 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Third Amended and Restated Certificate of Incorporation.

                  SECTION 5. Annual Directors Meeting. Meeting of each newly elected Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders.

                  SECTION 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the

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Chief Executive Officer (if then a Director) or upon the request of at least a majority of the Directors then in office, on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telecopy.

                  SECTION 7. Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a Chairman of the Board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the stockholders or the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a Director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Third Amended and Restated Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 8. Preferred Stock Rights. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or other capital stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Third Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Section 2 of this Article III unless expressly provided by such terms. The number of directors that may be elected by the holders of any such class or series of Preferred Stock or other capital stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such class or series, the number of directors that may be so elected by the holders of any such class or series of capital stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 2 of this Article III, and vacancies among directors so elected by the separate vote of the holders of any such class or series of capital stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

                  SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or

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committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

                  SECTION 10. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                  SECTION 11. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

                  SECTION 12. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

                  SECTION 13. Action by Written Consent. Unless otherwise restricted by the Third Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, President, any number of Vice Presidents, a Secretary, any number of Assistant Secretaries, a Treasurer, any number of

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Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

                  SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

                  SECTION 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the members of the Board of Directors then in office.

                  SECTION 5. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors.

                  SECTION 6. President. The President shall be the Chief Executive Officer of the Corporation. In this capacity, and subject to the powers of the Board of Directors, the President shall have general and active management of the business of the Corporation, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board or the Board of Directors or as may be provided in these By-Laws.

                   SECTION 7. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these By-Laws may, from time to time, prescribe.

                   SECTION 8. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given,

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all notices required to be given by these By-Laws, shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may, from time to time, prescribe, and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers, as the Board of Directors or the President may, from time to time, prescribe.

                  SECTION 9. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors, shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation, and shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors or the President may, from time to time, prescribe.

                  SECTION 10. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the

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restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

                  SECTION 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

                  SECTION 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

                  SECTION 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of the President or any Vice President and the Secretary or any Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

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                  SECTION 2.   Lost Certificates. The Board of Directors may
direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates the Board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate

                 SECTION 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such distribution or other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  SECTION 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

                  SECTION 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

                  SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Third Amended and Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Third Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

                  SECTION 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

                  SECTION 3. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                  SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  SECTION 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  SECTION 7. Voting Securities Owned by Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be

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general or confined to specific instances, upon some other person or officer.
Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                  SECTION 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                  SECTION 9. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

                  SECTION 10. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Third Amended and Restated Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VII

                                   AMENDMENTS

                  These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than five days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 2 and Section 11 of Article II, Sections 2, 3 and 4 of Article III or this proviso to this Article VII of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.